UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

EQM Technologies & Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54750	20-5754991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Carillon Boulevard, Cincinnati, Ohio		45140
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 825-7500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On April 8, 2014, Environmental Quality Management, Inc. (“EQ”), EQ Engineers, LLC (“EQE”), and Vertterre Corporation (“Vertterre”, and together with EQ and EQE, the “Borrowers”), each a wholly owned subsidiary of EQM Technologies & Energy, Inc. (the “Company”), entered into a Third Amendment to Loan Agreement (the “Third Amendment”) with First Financial Bank, National Association (“First Financial”), effective as of April 1, 2014, amending the Loan Agreement dated as of September 28, 2012 (as amended, the “Loan Agreement”) among the Borrowers and First Financial.  The Third Amendment provides, among other things, for a $1,000,000 increase in the amount of revolving loan availability through May 30, 2014, modifies the calculation of a Fixed Charge Coverage Ratio for fiscal quarters ending on March 31, 2014 and June 30, 2014, and increases the annual capital expenditures threshold under the Loan Agreement from $250,000 to $500,000.

The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1
Third Amendment to Loan Agreement, effective as of April 1, 2014, by and among First Financial Bank, National Association, Environmental Quality Management, Inc., EQ Engineers, LLC and Vertterre Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2014	EQM Technologies & Energy, Inc.

	By:	/s/ Robert R. Galvin
Robert R. Galvin Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
10.1
Third Amendment to Loan Agreement, effective as of April 1, 2014, by and among First Financial Bank, National Association, Environmental Quality Management, Inc., EQ Engineers, LLC and Vertterre Corporation.